SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 2, 2003
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On June 2, 2003, Spectrum Pharmaceuticals, Inc. (the “Company”) announced that it has retained is listing on the Nasdaq SmallCap Market. The decision was made by the Nasdaq Listing Qualifications Panel after a hearing before the panel last month. As a condition of its continued listing, the Company must show that it continues to meet the minimum stockholder’s equity and other requirements for continued listing on the Nasdaq SmallCap Market in timely filings of its Form 10-Q reports with the Securities and Exchange Commission for the second and third quarters of 2003.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Exhibits

Exhibits:

99.1	Press release dated June 2, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: June 3, 2003	By:	/s/ Michael McManus

	Name:	Michael McManus
	Title:	Controller

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EXHIBIT INDEX

Exhibits:

99.1	Press release dated June 2, 2003.